EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons names below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Clinical Data, Inc., and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this agreement as of the 14th day of February, 2006.

Date: February 14, 2006	/s/ Randal J. Kirk
Randal J. Kirk

Date: February 14, 2006	RJK, L.L.C.

	By:	/s/ Randal J. Kirk
Randal J. Kirk
Manager

Date: February 14, 2006	NEW RIVER MANAGEMENT II, LP

	By:	Third Security Capital Partners, LLC, its general partner

	By:	Third Security, LLC, its managing member

	By:	/s/ Randal J. Kirk
Randal J. Kirk
Sole Member

Date: February 14, 2006	KIRKFIELD, L.L.C.

	By:	/s/ Randal J. Kirk
Randal J. Kirk
Manager